ADMINISTRATION SERVICES AGREEMENT

                              MEEDER PREMIER FUNDS
                                   GROWTH FUND
                                       AND
                            MUTUAL FUNDS SERVICE CO.

     This Administration Services Agreement (the "Agreement") dated as of the ________ day of _______________, 2003, made by and between MEEDER PREMIER FUNDS (the "Trust"), a mutual fund organized as a business trust under the laws of the Commonwealth of Massachusetts acting for and on behalf of THE GROWTH FUND (the "Fund") which is operated and maintained by the Trust for the benefit of the holders of shares of the Fund, and MUTUAL FUNDS SERVICE CO., an Ohio corporation ("Administrator").

                               W I T N E S S E T H

     WHEREAS, the Fund is engaged in business as an open-end investment company registered under the Investment Company Act of 1940 (collectively with the rules and regulations promulgated thereunder, the "1940 Act"); and

     WHEREAS, the Trust wishes to engage the Administrator to provide certain administrative and management services, and the Administrator is willing to provide such administrative and management services to the Fund, on the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the mutual agreements of the parties hereto as herein set forth, the parties agree as follows:

     1. DUTIES OF THE ADMINISTRATOR. Subject to the direction and control of the Board of Trustees of the Fund, the Administrator shall perform such administrative services as may from time to time be reasonably requested by the Fund. The types of services which may be called for hereunder include without limitation: (a) providing equipment and clerical personnel necessary for performing the administrative and management functions herein set forth; (b) arranging, if desired by the Fund, for Trustees, officers and employees of the Administrator to serve as Trustees, officers or agents of the Fund if duly elected or appointed to such positions and subject to their individual consent and to any limitations imposed by law; (c) supervising the overall administration of the Fund, including negotiation of contracts and fees with and the monitoring of performance and billings of the Fund's custodian and other independent contractors or agents; (d) assisting in preparing and, if applicable, filing all documents required for compliance by the Fund with applicable federal laws and regulations, including registration statements, semi-annual and annual reports to shareholders and proxy statements; (e) preparing supporting documents for meetings of Trustees and committees of Trustees; and (f) maintaining current and accurate books and records of the Fund. Notwithstanding the foregoing, the Administrator shall not be deemed to have assumed any duties with respect to, and shall not be responsible for, the management of the Fund's assets or the rendering of investment advice and supervision with respect thereto, nor shall the Administrator be deemed to have assumed or have any responsibility with respect to functions specifically assumed by any custodian of the Fund or any person or agent responsible for state registration or renewal functions of the Fund.

     Accounts, records and other information shall belong to the Fund and be considered confidential. Accounts, records and other information will not be disclosed to other than federal and state regulators without permission from the Fund.

     2. ALLOCATION OF CHARGES AND EXPENSES. The Administrator shall pay the entire salaries and wages of its officers and employees who devote part or all of their time to the affairs of the Administrator, and the wages and salaries of such persons shall not be deemed to be expenses incurred by the Fund for purposes of this Section 2. Except as provided in the foregoing sentence, the Fund will pay all of its own expenses including, without limitation, compensation of Trustees not affiliated with the Administrator; governmental fees; interest charges; taxes; membership dues in the Investment Company Institute allocable to the Fund; fees and expenses of the Fund's independent auditors, legal counsel and any transfer agent or registrar of the Fund; expenses of preparing, printing and mailing reports, notices, proxy statements and reports to investors and governmental agencies and commissions; expenses of preparing and mailing agendas and supporting documents for meetings of Trustees and committees of Trustees; expenses connected with the execution, recording and settlement of security transactions; insurance premiums; fees and expenses of the Fund's custodian for all services to the Fund, including safekeeping of funds and securities and maintaining required books and accounts; expenses of calculating the net asset value of shares of the Fund; expenses of meetings of shareholders of the Fund; and expenses relating to the issuance, registration and qualification of shares of the Fund.

     3. COMPENSATION OF THE ADMINISTRATOR. For the services to be rendered and the facilities to be provided by the Administrator hereunder, the Fund shall pay to the Administrator an administrative fee computed and paid in accordance with Schedule A hereto.

     4. LIMITATION OF LIABILITY OF THE ADMINISTRATOR. The Administrator and its Trustees, officers, employees and agents shall not be liable for any error of judgment or mistake of law or for any act or omission in the administration of the Fund or the performance of its duties hereunder, unless caused by the Administrator's negligence, willful misfeasance, or breach of this Agreement.

     5. ACTIVITIES OF THE ADMINISTRATOR. The services of the Administrator to the Fund are not to be deemed to be exclusive, the Administrator being free to render administrative and/or other services to other parties.

     6. TERMINATION. This Agreement shall have an initial term of one (1) year beginning on the date the Trust commences operations. Subsequent to the initial term this Agreement may be terminated by either party upon 60 days' prior written notice.

     7. DELEGATION BY THE ADMINISTRATOR. The Administrator may delegate any or all of its obligations hereunder to any one or more entities or persons; provided, however, that the Administrator shall not make any such delegation unless the Trustees of the Fund shall have approved such delegation; and provided, further, that, unless the Fund otherwise expressly agrees in writing, the Administrator shall be as fully responsible to the Fund for the acts and omissions of the entity or person to whom the Administrator has made such delegation as it would be for its own acts or omissions.

     8. NOTICES. Any notice or other communication required by or permitted to be given in connection with this Agreement shall be in writing, and shall be delivered in person or sent by certified mail, postage prepaid, return receipt requested, to the respective parties as follows:

          If to the Fund:
          --------------

          Meeder Premier Funds
          Growth Fund
          6125 Memorial Drive
          Dublin, OH  43107

          If to the Administrator:
          -----------------------

          Mutual Funds Service Co.
          Attention:  ____________
          6125 Memorial Drive
          Box 7177
          Dublin, OH 43017

     9. The Trustees, officers, employees and agents of the Trust shall not be personally bound by or liable hereunder, nor shall resort be had to their private property for the satisfaction of any obligation or claim hereunder.

     10. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which when so executed shall be deemed to be an original, but such counterparts shall together constitute but one and the same instrument.

     11. ASSIGNMENT. This Agreement shall be binding upon the parties hereto and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by the Fund without the written consent of the Administrator, or by the

Administrator without the written consent of the Fund, in each case authorized or approved by a resolution of its Trustees.

     12. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio, without reference to its choice of law rules.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their duly authorized officers as of the day and year first above written.

                                        MEEDER PREMIER FUNDS
                                        GROWTH FUND


                                        By
                                           -------------------------------


                                        MUTUAL FUNDS SERVICE CO.


                                        By
                                           -------------------------------

whffser

                                                                      Schedule A

                            MUTUAL FUNDS SERVICE CO.
                    FEE SCHEDULE FOR ADMINISTRATION SERVICES
                    ----------------------------------------

MEEDER PREMIER GROWTH FUND
--------------------------

BASIS POINT FEE - ___ Basis  Points on the monthly  total  average net assets of
---------------   the Fund.

MINIMUM ANNUAL FEE - $_____ for the Fund (Payable monthly)
------------------

In addition, all out-of-pocket expenses shall be separately charged and shall include but not be limited to: printed/copied material, postage, overnight mail, courier service, third-party EDGAR filing fees, transportation and lodging.

                            MUTUAL FUNDS SERVICE CO.

                         ADMINISTRATION SERVICES SUMMARY
                         -------------------------------

o If desired by the Fund, arranging for Directors, officers and employees of MFSCo. to serve as directors, officers, agents of the Fund if duly elected or appointed.

o Negotiation of contracts and fees with other independent contractors. Monitor performance and billings of the Fund's custodian and other independent contractors or agents.

o Preparing for review by Fund legal counsel and Directors and, where applicable, filing with the SEC, those documents required for compliance by the Fund under applicable federal laws and regulations:

          (1)  Form N-1A Registration Statement

          (2)  Rule 24f-2 Notice

          (3)  Semi-annual and annual reports to shareholders

          (4)  Form N-SAR Semi-Annual Report for Regulated Investment Companies

          (5)  Proxy Statements

o Prepare requested supporting documents and summaries for meetings of Directors and committees of Directors.

o Prospectus, New Account Application, miscellaneous forms, reports to shareholders and Directors will be produced and customized to meet your needs.

o Coordinate Blue Sky activities with the Fund's in-house personnel or agent responsible for state registration or renewal functions of the Fund.

                          ACCOUNTING SERVICES AGREEMENT

                              MEEDER PREMIER FUNDS
                                       AND
                            MUTUAL FUNDS SERVICE CO.

     This Accounting Services Agreement (the "Agreement"), dated the ____ day of October, 2003, made by and between MEEDER PREMIER FUNDS (the "Trust"), a mutual fund organized as a business trust under the laws of the Commonwealth of Massachusetts and operating as an open-end investment company, which has been designated THE DEFENSIVE EQUITY FUND (the "Fund"), and MUTUAL FUNDS SERVICE CO. ("Agent"), a corporation duly organized and existing in the State of Ohio;

                                WITNESSETH THAT:

     WHEREAS, the Trust desires to appoint the Agent as its Accounting Services Agent for the Fund to perform certain accounting and record keeping functions required of a duly registered investment company; to file certain financial reports; to maintain and preserve certain books, accounts, and records as the basis for such reports; and to perform certain daily functions in connection with such accounts and records;

     WHEREAS, the Agent is willing to perform such functions upon the terms and conditions herein set forth; and

     WHEREAS, pursuant to a separate Agreement, the Agent will perform the duties of administrator, transfer agent, and dividend disbursing agent for the Fund,

     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto, intending to be legally bound, hereby agree as follows:

     Section 1. The Trust shall turn over to the Agent all of the Fund's accounts and records previously maintained by or for the Trust. The Agent shall be entitled to rely exclusively on the completeness and correctness of the accounts and records turned over to it by the Trust, and the Trust shall indemnify and hold the Agent harmless of and for any and all expenses, damages, claims, suits, liabilities, actions, demands, and losses whatsoever arising out of or in connection with any errors, omission, inaccuracy, or other deficiency of such accounts and records or in the failure of the Trust to provide any portion of such or to provide any information needed by the Agent knowledgeably to perform its functions hereunder.

     Section 2. The Agent shall examine and review the Fund's existing accounts, records, and other documents, and systems in order to determine or recommend how such accounts, records, and other documents, and systems shall be maintained.

     Section  3.  Upon  receipt  of  necessary   information   and   appropriate
instructions from the Trust, the Agent shall maintain and keep current the following books, accounts, records, journals, or other records of original entry, relating to the business of the Fund, and necessary or advisable for compliance with applicable regulations, including Rules 31(a)-1 and 31(a)-2, of the Investment Company Act of 1940, as amended, and as may be mutually agreed to between the Trust and the Agent:

     (a)  Cash Receipts
     (b)  Cash Disbursements
     (c)  Dividend Record
     (d)  Purchase and Sales of Portfolio Securities
     (e)  Subscription and Redemption Journals
     (f)  Security Ledger
     (g)  Broker Ledger
     (h)  General Ledger
     (i)  Daily Expense Accruals
     (j)  Daily Interest Accruals
     (k)  Securities and Monies borrowed or loaned and collateral therefor
     (l)  Trial Balances

     Unless appropriate information necessary to perform the above functions is furnished to the Agent in a timely manner, the Agent shall incur no liability to the Trust or any other person.

     It shall be the responsibility of the Trust to furnish the Agent with the declaration, record, and payment dates and amounts of any dividends or income and any other special actions required concerning each of the Fund's Securities.

     The Agent shall maintain all accounts and records above mentioned as required by regulation and as agreed upon between the Trust and the Agent.

     Section 4. Upon receipt by the Agent of written or oral instructions, the Agent shall make proper accounting entries in accordance therewith. The Trust shall direct that each broker-dealer, or other person through whom a transaction has occurred, shall send a confirmation thereof to the Agent. The Agent shall verify this confirmation against the written or oral instructions when received from the Trust and forward the confirmation to the Custodian. The Agent shall promptly notify the Trust of any discrepancy between the confirmation and the Trust's written instructions when received from the Trust but shall incur no responsibility or liability for such discrepancy. The Trust shall cause any necessary corrections to be made and shall advise the Agent and the Custodian accordingly.

     Section 5. The Agent shall calculate the Fund's net asset value in accordance with the Trust's currently effective prospectus, once daily.

     The Agent shall prepare and maintain a daily evaluation of Securities for which market quotations are available by the Agent's use of Bloomberg Financial Markets and ILX Quotation

Services; all other Securities shall be evaluated in accordance with the Trust's written instructions, and the Agent shall have no responsibility or liability for the accuracy of the information supplied by the Trust or upon the written instructions.

     The Trust assumes all responsibility for computation of "amortized cost", valuation of securities, and all valuations not ascertainable solely by mechanical procedures.

     Section 6. At the end of each month, the Agent shall obtain from the Custodian a monthly statement of cash and portfolio transactions, which shall be reconciled with the Agent's accounts and records maintained for the Fund. The Agent shall report any discrepancies to the Custodian, and report any unreconciled items to the Trust.

     Section 7. The Agent shall supply daily and periodic reports to the Trust, as required by law or regulation, and as requested by the Trust and agreed upon by the Agent.

     Section 8. The Trust shall report and confirm to the Transfer Agent all Share purchases and redemptions of which it is aware. The Agent shall obtain from the Transfer Agent daily reports of Share purchases, redemptions, and total shares outstanding.

     The Agent shall reconcile outstanding Shares with the Transfer Agent periodically and certify at least monthly to the Trust the reconciled Share balance outstanding.

     Section 9. The accounts and records of the Fund maintained by the Agent shall be the property of the Trust, and shall be made available to the Trust, within a reasonable period of time, upon demand. The Agent shall assist the Trust's independent auditors, or upon approval of the Trust, or upon demand, any regulatory body, in any requested review of the Fund's accounts and records but shall be reimbursed for all expenses and employee time invested in any such review outside of routine and normal periodic review. Upon receipt from the Trust of the necessary information, the Agent shall supply the necessary data for the Trust's completion of any necessary tax returns, questionnaires, periodic reports to Shareholders of the Fund, and such other reports and information requests as the Trust and the Agent shall agree upon from time to time.

     Section 10. The Agent and the Trust may from time to time adopt uniform or standing procedures, and the Agent may conclusively assume that any procedure approved by the Trust, or directed by the Trust, does not conflict with or violate any requirements of its prospectus, Declaration of Trust, By-Laws, or any rule or regulation of any regulatory body or governmental agency. The Trust shall be responsible to notify the Agent of any changes in regulations or rules which might necessitate changes in the Agent's procedures.

     Section 11. The Agent may rely upon the advice of the Trust and upon Istatements of the Trust's accountants and other persons believed by it in good faith to be expert in matters upon which they are consulted, and the Agent shall not be liable for any actions taken in good faith upon such statements.

     Section 12. The Agent shall not be liable for any action taken in good faith reliance upon any authorized oral instructions, any written instructions, any certified copy of any resolution of the Trustees of the Trust or any other document reasonably believed by the Agent to be genuine and to have been executed or signed by the proper person or persons. The Trust will send written instructions to cover oral instructions, and the Agent will compare the information against the oral instructions previously furnished. The Agent will inform the Trust immediately of any noted discrepancy or will request, if no written instruction is received in a reasonable time, that the Trust forward same to Agent.

     The Agent shall note be held to have notice of any change of authority of any officer, employee, or agent of the Trust until receipt of notification thereof by the Trust.

     In addition to indemnification expressly provided elsewhere in this Agreement, the Trust shall indemnify and hold harmless the Agent from all claims and liabilities (including reasonable expenses for legal counsel) incurred by or assessed against the Agent in connection with the performance of this Agreement, except such as may arise from the Agent's own negligent action, omission, or willful misconduct; provided, however, that before confessing any claim against it, the Agent shall give the Trust reasonable opportunity to defend against such claim in the name of the Trust, the Fund or the Agent or any of them.

     Section 13. The Shareholders, Trustees, officers, employees and agents of the Trust shall not be personally bound by or liable hereunder, nor shall resort be had to their private property for the satisfaction of any obligation or claim hereunder as provided for in the Declaration of Trust.

     Section 14. The Trust agrees to pay the Agent compensation for its services and to reimburse it for expenses, as set forth in Schedule A attached hereto, or as shall be set forth in amendments to such Schedule approved by the Trust and the Agent.

     Section 15. Nothing contained in this Agreement is intended to or shall require the Agent, in any capacity hereunder, to perform any functions or duties on any holiday or other day of special observance on which the New York Stock Exchange is closed. Functions or duties normally scheduled to be performed on such days shall be performed on, and as of, the next business day on which both the New York Stock Exchange and the Agent are open.

     Section 16. This Agreement shall have an initial term of one (1) year beginning on the date the Trust commences operations. Subsequent to the initial term this Agreement may be terminated by either party upon 60 days' prior written notice.

     Section 17. Any notice or other communication required by or permitted to be given in connection with this Agreement shall be in writing, and shall be delivered in person or sent by first class mail, postage prepaid, to the respective parties as follows:

          If to the Trust:

          Meeder Premier Funds
          6125 Memorial Drive
          P. O. Box 7177
          Dublin, OH  43017

          If to the Agent:

          Mutual Funds Service Co.
          6125 Memorial Drive
          P. O. Box 7177
          Dublin, OH  43017

     Section 18. The Trustees, officers, employees and agents of the Trust shall not be personally bound by or liable hereunder, nor shall resort be had to their private property for the satisfaction of any obligation or claim hereunder.

     Section 19. This Agreement may be executed in two or more counterparts, each of which when so executed shall be deemed to be an original, but such counterparts shall together constitute but one and the same instrument.

     Section 20. This Agreement shall be binding upon the parties hereto and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by the Trust without the written consent of the Agent, or by the Agent without the written consent of the Trust, authorized or approved by a resolution of its Trustees.

     Section 21. This Agreement shall be governed by the laws of the State of Ohio.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their duly authorized officers as of the day and year first above written.

                                        MEEDER PREMIER FUNDS
                                        THE DEFENSIVE EQUITY FUND


                                        By_________________________


                                        MUTUAL FUNDS SERVICE CO.


                                        By_________________________

                            MUTUAL FUNDS SERVICE CO.

                              ACCOUNTING SERVICES
                              -------------------

                   PORTFOLIO PRICING & GENERAL LEDGER SERVICES
                   -------------------------------------------

Daily
-----

     o    Daily trial balance with a computation sheet of net asset value
     o    Daily performance sheet
     o    Daily cash available sheet
     o    Daily reconciliation of Fund shares
     o    Daily interest calculations
     o    Daily portfolio calculation with comparison to previous day
     o    Daily processing and settlement of all security trades

Monthly
-------

     o    Balance Sheet and Income Statement
     o    Schedule of purchases and sales of securities
     o    Brokerage commission schedule for the month and year to date
     o    Security ledger
     o    Schedule of Fund shares sold and repurchased
     o    Compliance with Sub-M requirements and short-short gain limitations

Quarterly
---------

     o    Compliance with diversification rules

Semi-Annually
-------------

     o    Prepare answers to applicable items on Form NSAR

Other
-----

     o Assist with the preparation of the unaudited reports that are required either quarterly or semi-annually
     o    Furnish  reports  for the  independent  auditor and to assist with the audit
     o Calculation of available or required income or capital gain distributions to shareholders
     o    Provide requested material for Board meetings

                                                                      Schedule A

                            MUTUAL FUNDS SERVICE CO.

                      FEE SCHEDULE FOR ACCOUNTING SERVICES
                      ------------------------------------

BASIS POINT FEE
---------------

__ Basis Points on first $100 million of assets
__ Basis Points on next $150 million of assets
__ Basis Point on assets over $250 million

MINIMUM ANNUAL FEE - $______ for each Fund (Based upon average net assets - payable monthly)

In addition, all out-of-pocket expenses shall be separately charged, shall include but not be limited to: printed forms, postage, overnight mail, pricing services, telephone expense and costs associated with providing fund information to outside services (NASDAQ, rating services, etc.)

                            ADMINISTRATION AGREEMENT

                              MEEDER PREMIER FUNDS
                              DEFENSIVE EQUITY FUND

     This Agreement dated as of the ___ day of October, 2003, made by and between Meeder Premier Funds (the "Trust"), a business trust operating as an open-end investment company, duly organized and existing under the laws of the Commonwealth of Massachusetts, and Mutual Funds Service Co. ("Agent"), a corporation organized and existing under the laws of the State of Ohio.

                               W I T N E S S E T H

     WHEREAS, Agent has agreed to act as Transfer, Dividend Disbursing and Redemption Agent for the Trust's series, the Defensive Equity Fund (the "Fund"); and

     WHEREAS, pursuant to a separate agreement (the "Custodian Agreement"), Huntington National Bank (the "Bank") performs the duties of Custodian of the securities and cash of the Trust;

     NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties hereto, intending to be legally bound, do hereby agree as follows:

     SECTION 1. The Trust hereby appoints Agent as its Transfer, Redemption and Dividend Disbursing Agent for the Trust's series, the Defensive Equity Fund, and Agent accepts such appointments and agrees to act in such capacities upon the terms set forth in this Agreement.

                                 TRANSFER AGENCY

     SECTION 2. Agent will maintain registry records in the usual form in which it will note the issuance, transfer and redemption of Shares and the issuance and transfer of Share Certificates. Agent is also authorized to maintain an account entitled Unissued Certificate Account in which it will record the Shares and fractions of Shares issued and outstanding from time to time for which issuance of Share Certificates was not requested. The Trust shall provide to the Agent reports for the Fund of Fund Share purchases, redemptions and total Shares outstanding on the next business day after each net asset valuation. Agent is authorized to keep records for the Fund in which it will note the names and registered addresses of Shareholders, and the number of Shares and fractions from time to time owned by then for which no Share Certificates are outstanding.

     SECTION 3. Agent will issue Share Certificates for Shares of the Fund, only upon receipt of a written request from a Shareholder. In all other cases, the Trust authorizes Agent to dispense with the issuance and countersignature of Share Certificates whenever Shares are purchased. In such case Agent, as Transfer Agent, shall merely note on its stock registry records the issuance of the Shares and fractions, if any; shall credit the Unissued Certificate Account with the Shares and fractions issued; and shall credit the proper number of Shares and fractions to the respective Shareholders. Likewise, whenever Agent has occasion to surrender for redemption Shares and fractions to the respective Shareholders, it shall be unnecessary to issue Share Certificates for redemption purposes. The Trust authorizes Agent in such cases to process the transactions by appropriate entries in its stock transfer records, and debiting of the unissued Certificate Account and the record of issued Shares outstanding.

     SECTION 4. Agent in its capacity as Transfer Agent will, in addition to the duties and functions above-mentioned, perform the usual duties and functions of a stock Transfer Agent for a corporation. It will countersign for issuance or reissuance Share Certificates representing original issue or reissued treasury Shares as directed by the written instructions of the Trust, and will transfer Share Certificates registered in the name of Shareholders from one Shareholder to another in the usual manner. Agent may rely conclusively and act without further investigation upon any list, instruction, certification, authorization, Share Certificate or other instrument or paper believed by it in good faith to be genuine and unaltered, and to have been signed, countersigned, or executed by a duly authorized person or persons, or upon the instructions of any officer of the Trust, or upon the advice of counsel for the Trust or for Agent. Agent may record any transfer of Share Certificates which is believed by it in good faith to have been duly authorized or may refuse to record any transfer of Share Certificates if in good faith Agent deems such refusal necessary in order to avoid any liability to any person.

     SECTION 5. In case of any request or demand for the inspection of the Share records of the Trust, Agent as Transfer Agent, shall endeavor to notify the Trust and to secure instructions as to permitting or refusing such inspection. However, Agent may exhibit such records to any person in any case where it is advised by its counsel that it may be held liable for failure to do so.

                               ISSUANCE OF SHARES

     SECTION 6. Prior to the daily determination of net asset value in accordance with the Trust's prospectus, Agent shall process all purchase orders received for the Fund since the last determination of the Fund's net asset value.

     Immediately after 4:00 p.m., Columbus time, on each day that the Trust and Agent are open for business or on any other day on which there is sufficient degree of trading in the Trust's portfolio securities that the current net asset value of a Fund's Shares might be materially affected, Agent shall obtain from the Trust a quotation (on which it may conclusively rely) of the net asset value per Share determined as of 4:00 p.m., Columbus time, on that day. Agent shall proceed to calculate for the Fund the amount available for investment in Shares at the quoted net asset value, the number of Shares and fractional Shares to be purchased and the net asset value to be deposited with the Bank. Agent, as agent for the Shareholders, shall place a purchase order daily with the Trust for the proper number of Shares and fractional Shares to be purchased for the Fund and confirm such number to the trust in writing.

     SECTION 7. Agent having made the calculations provided for in Section 6, shall thereupon for the Fund pay over the net asset value of Shares purchased to the Bank. The payment shall then be deposited in an account maintained under the Custodian Agreement. The proper number of Shares and fractional Shares for the Fund shall then be issued daily and credited by Agent to the Unissued
Certificate Account. The Shares and fractional Shares purchased for each Shareholder will be credited by Agent to his separate account. Agent shall mail to each Shareholder a confirmation of each purchase, with copies to the Trust if balance, the new Share balance, the Shares held under a Plan (if any), the Shares for which Stock Certificates are outstanding (if any), the amount invested and the price paid for the newly purchased Shares.

                                   REDEMPTIONS

     SECTION 8. Agent shall, for the Fund, prior to the daily determination of net asset value in accordance with the Trust's prospectus, process all requests from Shareholders to redeem Shares and determine the number of Shares required to be redeemed to make monthly payments, automatic payment or the like. Thereupon, Agent shall advise the Fund of the total number of Shares available for redemption and the number of Shares and fractional Shares requested to be redeemed. The Fund shall then quote to Agent the applicable net asset value, whereupon Agent shall furnish the Fund with an appropriate confirmation of the redemption and process the redemption by filing with the Bank an appropriate statement and making the proper distribution and application of the redemption proceeds in accordance with the Trust's prospectus. The stock registry books recording outstanding Shares, the Unissued Certificate Account and the individual account of the Shareholder shall be properly debited.

     In lieu of carrying out the redemption procedures hereinabove provided for in this Section 8, Agent may, at the request of the Fund, sell Shares to the Fund as repurchases from Shareholders, provided that in each such case the sale price shall be not less than the applicable redemption price. In such case the redemption procedures shall be appropriately modified.

     SECTION 9. The proceeds of redemption shall be remitted by Agent in accordance with the Trust's prospectus as follows:

     (a) By check mailed to Shareholder at his registered address. The request and stock certificates, if any, for Shares being redeemed, must have the owner's signature guaranteed by a domestic commercial bank or trust company or a member firm of a national securities exchange.

     (b) By wire to a designated bank or broker upon telephone request, without signature guarantee, if such redemption procedure has been elected by the Shareholder on the Account Application. Any change in the designated bank or broker account will be accepted by Agent only if made in writing by the Shareholder with signature guaranteed as required by paragraph (a) of this
Section 9.

     (c) By check payable to the Shareholder of record and mailed to his registered address designated in the Account Application in the case of a telephone redemption.

                                    DIVIDENDS

     SECTION 10. It is mutually understood by the parties that the Fund intends to declare dividends to Shareholders, and that all dividends are to be automatically reinvested in additional Shares or remitted in accordance with the Trust's currently effective prospectus. The Agent shall compute the dividends per Share payable with respect to the account of each Shareholder and the number of additional Shares and fractional Shares to be issued with respect to such dividends. The Agent shall notify the Fund of the total number of additional Shares and fractional shares which have been issued. The Agent shall maintain records as to the additional shares and fractional Shares issued with respect to the account of each Shareholder.

     In the event that the Trust changes a dividend policy for the Fund or orders the distribution of any long-term gains with respect to the Fund, the Trust shall notify the Agent of such resolution of its Trustees declaring a dividend or other distribution, the amount payable per Share, the record date for determining Shareholders entitled to payment, the net asset value to be used for reinvestments of dividends and the payment date. The Agent shall, on the designated payment date, calculate the amount to be reinvested in Shares and fractional Shares for each Shareholder.

                               GENERAL PROVISIONS

     SECTION 11. Agent shall maintain records (which may be part of the stock transfer records) in connection with the issuance and redemption of Shares, the disbursement of dividends and dividend reinvestments, in which will be noted and transactions effected for each Shareholder and the number of Shares and fractional Shares owned by each for which no Share Certificates are outstanding.

     SECTION 12. Agent agrees to make available upon request and to preserve for the periods prescribed in Rule 31a-2 under the Investment Company Act of 1940 any records relating to services provided under this Agreement which are required to be maintained by Rule 31a-1 under said Act.

     Section 13. In addition to service as Transfer Agent and Dividend Disbursing Agent as above set forth, Agent will perform other services for the Trust as agreed from time to time, including but not limited to, preparation of and mailing Federal Tax Information Forms, mailing semi-annual reports of the Trust, preparation of lists of Shareholders, and mailing notices of Shareholders' meetings, proxies and proxy statements.

     SECTION 14. Except as set forth in Section 6, nothing contained in this Agreement is intended to or shall require Agent in any capacity hereunder, to perform any functions or duties on any holiday, day of special observance or any other day on which Agent or the New York Stock Exchange is closed. Functions or duties normally scheduled to be performed on such days shall be performed on, and as of, the next business day on which both the New York Stock Exchange and Agent are open.

     SECTION 15. Agent shall not be personally liable for any taxes, assessments, or governmental charges which may be levied or assessed on any basis whatsoever, excepting only for taxes assessed against it in its corporate capacity arising out of its compensation hereunder.

     SECTION 16. (a) Except as set forth below in this Section 16, the Trust shall indemnify Agent and save it harmless from and against all actions, suits and claims, whether groundless or otherwise, arising directly or indirectly out of or in connection with its performance under this Agreement and from and against any and all losses, damages, costs, charges, counsel fees, payments, expenses and liabilities incurred by Agent in connection with any such action, suit, or claim. Agent shall not be under any obligation to prosecute or to defend any action, suit or claim arising out of or in connection with its performance under this Agreement, which, in the opinion of its counsel, may involve it in expense or liability, and the Trust shall, so often as reasonably requested, furnish Agent with satisfactory indemnity against such expense or liability, and upon request of Agent the Trust shall assume the entire defense of any action, suit, or claim subject to the foregoing indemnity; provided, however, that Agent shall give the Trust notice and reasonable opportunity to defend any such action, suit, or claim, in the name of the Trust or Agent or both.

     Without limiting the foregoing:

          (i) Agent may rely upon the advice of the Trust, or of counsel, who may be counsel for the Trust or counsel for Agent, and upon statements of accountants, brokers and other persons believed by it in good faith to be expert in the matters upon which they are consulted and for any actions taken in good faith upon such statements, Agent shall not be liable.

          (ii) Agent shall not be liable for any action taken in good faith reliance upon any written or oral instruction or certified copy of any resolution of the Board of Trustees of the Trust, and Agent may rely upon the genuineness of any such document or copy thereof believed in good faith by Agent to have been validly executed.

          (iii)Agent may rely and shall be protected in acting upon any signature, instruction, request, letter of transmittal, certificate, opinion of counsel, statement, instrument, report, notice, consent, order, or other paper or document believed by it to be genuine and to have been signed or presented by the purchaser, Trust or other proper party or parties.

     (b) Notwithstanding the provisions of Paragraph (a), it is intended that insofar as Agent may in the future be liable for the consequences of any payments upon forged instruments or of oversights, errors or omissions by Agent, such liability shall be borne by Agent's insurance carriers. In the event of any loss occurring which is attributable to any payment upon a forged instrument, oversight, error or omission by Agent, Agent shall use its best efforts to have its insurance carriers bear the loss.

     SECTION 17. Agent is authorized, upon receipt of specific written instructions from the Trust, to make payment upon redemption of Shares without a signature guarantee. The Trust hereby agrees to indemnify and hold Agent, its successors and assigns, harmless of and from any and all expenses, damages, claims, suits, liabilities, actions, demands, losses whatsoever arising out of or in connection with a payment by Agent upon redemption of Shares without a signature guarantee and upon the request of Agent the Trust shall assume the entire defense of any action, suit or claims subject to the foregoing indemnity. Agent shall notify the Trust of any such action, suit or claim with 30 days after receipt by Agent of notice thereof.

     SECTION 18. The Trust shall promptly cause to be turned over to Agent all records, files, and other materials necessary or appropriate for proper performance of the functions assumed by Agent under this Agreement.

     SECTION 19. The Trust shall file with Agent a certified copy of each resolution of its Board of Trustees authorizing the execution of written instructions or the transmittal of oral instructions.

     SECTION 20. This Agreement may be amended from time to time by a supplemental agreement executed by the Trust and the Agent.

     SECTION 21. Either the Trust or Agent may give 30 days' written notice to the other of the termination of this Agreement, such termination to take effect at the time specified in the notice.

     SECTION 22. Any notice or other communication required by or permitted to be given in connection with this Agreement shall be in writing, and shall be delivered in person or sent by first class mail, postage prepaid, to the respective parties as follows:

          If to the Fund:
          --------------
          Meeder Premier Funds
          Defensive Equity Fund
          6125 Memorial Drive
          Dublin, OH  43017

          If to Agent:
          -----------
          Mutual Funds Service Co.
          6125 Memorial Drive
          Dublin, OH  43017

     SECTION 23. The Trust represents and warrants to Agent that the execution and delivery of this Administration Agreement by the undersigned officers of the Trust has been duly and validly authorized by resolution of the Trustees of the Trust.

     SECTION 24. This Agreement may be executed in two or more counterparts, each of which when so executed shall be deemed to be an original, but such counterparts shall together constitute but one and the same instrument.

     SECTION 25. This Agreement shall extend to and shall be binding upon the parties hereto and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by the Trust without the written consent of Agent or by Agent without the written consent of the Trust, authorized or approved by a resolution of its Trustees.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their duly authorized officers and their corporate seals hereunto duly affixed and attested, as of the day and year first above written.

                                        MEEDER PREMIER FUNDS
                                        DEFENSIVE EQUITY FUND


                                        By:_______________________________

                                        MUTUAL FUNDS SERVICE CO.


                                        By:_______________________________

whffadm

                          MUTUAL FUNDS SERVICE COMPANY

                    FEE SCHEDULE FOR STOCK TRANSFER, DIVIDEND
                    -----------------------------------------
                  DISBURSING AND SHAREHOLDER SUPPORT SERVICES
                  -------------------------------------------

CURRENT FEE SCHEDULE
--------------------

A.   STOCK TRANSFER AND DIVIDEND DISBURSING AND SHAREHOLDER SUPPORT SERVICES
     -----------------------------------------------------------------------

                                 THE GREATER OF

     MINIMUM ANNUAL FEE - $_____ for each Fund or each Class of Shares (payable monthly based upon an annual per account fee as follows):

     $__ per shareholder account on each Fund or each Class of Shares

                                       OR
                                       --

     Basis Point Fee (Based on average annual net assets - payable monthly)
     ---------------

     __ Basis Points on Equity Funds
     __ Basis Points on Daily Accrual Funds

B.   In addition, all out-of-pocket expenses shall be separately charged.